Exhibit 99.2
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

In re EMULEX SHAREHOLDER	:
LITIGATION	:	Consolidated C.A. No.: 4536-VCS
:
STIPULATION AND AGREEMENT OF DISMISSAL OF CERTAIN
CLAIMS AS BEING MOOT AND OF ALL OTHER CLAIMS, AND
AS TO AWARD OF ATTORNEYS’ FEES
Plaintiffs Reid Middleton, Pipefitters Local No. 636 Defined Benefit Plan and Norfolk County Retirement Systems (collectively “Plaintiffs”) and defendants Fred B. Cox, James M. McCluney, Paul F. Folino, Michael P. Downey, Robert H. Goon, Don M. Lyle, Bruce C. Edwards, and Dean A. Yoost (the “Individual Defendants”), and nominal defendant Emulex Corporation (“Emulex” or the “Company”) (collectively, “Defendants”), by and through their attorneys, have entered into this Stipulation And Agreement Of Dismissal Of Certain Claims As Being Moot And Of All Other Claims, And As To Award Of Attorneys’ Fees (the “Stipulation”), subject to the approval of the Court. Because full pre-trial briefs have already been filed with the Court, the Parties (as defined below) will not repeat herein the background of this consolidated action (“Action”).
NOW THEREFORE, Plaintiffs and Defendants (collectively, “the Parties”) have entered into and agreed to this Stipulation this  _____  day of August, 2010, pursuant to Court of Chancery Rules 23 and 23.1, as follows:
1. Plaintiffs’ claims related to Emulex’s Shareholder Rights Agreement and the bylaw requiring a two-thirds vote of shareholders to amend the bylaws shall be dismissed as moot, in that on October 1, 2009, the Emulex board of directors (“Board”) caused the early termination of the Shareholder Rights Agreement and reduced to a simple majority the vote needed to amend the bylaws.

2. All claims set forth in Plaintiffs’ amended complaint, including those referred to in paragraph 1 above, shall be dismissed without prejudice pursuant to a Final Order and Judgment to be entered by the Court substantially on the form attached hereto as Exhibit D. In light of the performance of Emulex stock since Plaintiffs filed their initial complaint in this matter, Plaintiffs and their counsel, Bernstein Litowitz Berger & Grossmann LLP and Grant & Eisenhofer P.A. (“Co-Lead Counsel”), have determined that it is not in the best interests of the Company or its shareholders to continue pursuit of their claims.
3. Emulex shall cause notice of this Stipulation to current Emulex shareholders who held Emulex stock as of July 14, 2009 and/or as of October 1, 2009 to be given in the manner directed by the Court. The Parties shall jointly request that the Court enter the Scheduling Order, substantially in the form attached hereto as Exhibit A, which shall approve the dissemination of notice of this Stipulation to such Emulex shareholders by means of (a) a press release substantially in the form attached hereto as Exhibit B (“Press Release”), along with the Notice of Stipulation And Agreement Of Dismissal Of Certain Claims As Being Moot And Of All Other Claims, And As To Award Of Attorneys’ Fees, And Final Hearing And Right To Appear, substantially in the form attached hereto as Exhibit C (the “Notice”), which documents, along with the Stipulation, shall be made available on the Company’s website within one week of the entry of the Scheduling Order through the date of the Court’s decision on Co-Lead Counsel’s application for attorneys’ fees and expenses, and (b) a Form 8-K filing with the Securities and Exchange Commission (“SEC”) that includes the Press Release, the Stipulation and the Notice. Emulex shall assume administrative responsibility for and will pay all costs and expenses related to preparing, publishing and filing any and all forms of notice of this Stipulation irrespective of whether the Court approves the form and manner of notice described in this paragraph, and in no event shall Plaintiffs or their counsel be responsible for any such notice costs or expenses.

4. Following the dismissal of the claims of the amended complaint without prejudice, the Court retains jurisdiction to address Co-Lead Counsel’s application for attorneys’ fees and expenses.
5. Co-Lead Counsel have indicated that they intended to renew their previously-filed application for an award of attorneys’ fees and expenses, but shall reduce the amount requested from $6,937,424.26 to $3,000,000. The Parties have agreed that Emulex and the Individual Defendants will not oppose such a request, and that subject to Court approval, Emulex will cause its insurance carrier to pay the sum of $3,000,000 to Co-Lead Counsel, said amount to be inclusive of fees and expenses, and Co-Lead Counsel have agreed to limit their total recovery of any attorneys’ fees and/or expenses related to this Action to $3,000,000.
6. Within five (5) calendar days of the Court issuing an Order approving Co-Lead Counsel’s application for attorneys’ fees and expenses, Emulex shall cause the amount approved by the Court to be paid to Bernstein Litowitz Berger & Grossmann LLP by wire transfer. This shall be the total payment and no other firm representing a Plaintiff in this Action shall file a claim with respect to attorneys’ fees and/or expenses or otherwise claim any entitlement to any award or recovery of attorneys’ fees and/or expenses.
7. Plaintiffs and their counsel and Defendants and their counsel agree that this Action brought, prosecuted and resolved by Plaintiffs and defended by Defendants in good faith and with a reasonable basis.

8. This Stipulation constitutes the entire agreement among the Parties with respect to the subject matter hereof, and may be modified or amended only by a writing signed by the signatories hereto.
9. This Stipulation may be executed in multiple counterparts by any of the signatories hereto, including by facsimile, and as so executed shall constitute one agreement.
10. This Stipulation shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware’s conflict of law rules.
11. This Stipulation, and all rights and powers granted hereby, shall be binding upon and inure to the benefit of the Parties and their respective agents, executors, heirs, successors, and assigns.
12. The undersigned attorneys represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their client(s) thereto. The attorney for Plaintiffs executing this Stipulation also warrants that he has the approval of all other law firms representing a Plaintiff in this Action to enter into this Stipulation.

DATED: August __, 2010	GRANT & EISENHOFER, P.A.

OF COUNSEL:	BY:	/s/ Stuart M. Grant

Stuart M. Grant (DE Bar No. 2526)
BERNSTEIN LITOWITZ BERGER		John C. Kairis (DE Bar No. 2752)
& GROSSMANN LLP		Ralph N. Sianni (DE Bar No. 4151)
Mark Lebovitch		1201 North Market Street, Suite 2100
Brett M. Middleton		Wilmington, DE 19801
Laura H. Gundersheim		Telephone: (302) 622-7000
1285 Avenue of the Americas
New York, New York 10019	Co-Lead Counsel for Shareholder Plaintiffs
Telephone: (212) 554-1400

BARROWAY TOPAZ KESSLER
MELTZER & CHECK, LLP
Marc A. Topaz
Michael C. Wagner Ligaya Hernandez 280 King of Prussia Road Radnor, PA 19087 Telephone: (610) 667-7706 Co-Lead Counsel for Shareholder Plaintiffs

POTTER ANDERSON & CORROON LLP

OF COUNSEL:	BY:	/s/ Matthew E. Fischer

Donald J. Wolfe, Jr. (DE Bar. No. 285)
Wayne W. Smith		Matthew E. Fischer (DE Bar. No. 3092)
Meryl Young		Scott B. Czerwonka (DE Bar. No. 4844)
GIBSON DUNN & CRUTCHER LLP		Ryan W. Browning (DE Bar. No. 4989)
3161 Michelson		Hercules Plaza, 6th Floor
Irvine, California 92612		1313 North Market Street
(949) 451-3800		P.O. Box 951
Wilmington, Delaware 19899
(302) 984-6000
Attorneys for Defendants
SO ORDERED, this ___ day of August, 2010

Vice Chancellor Leo E. Strine, Jr.

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